POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby
constitutes and appoints each of Jay Nudi and Laura Barton,
signing singly,the undersigned true and lawful attorney-in-fact, to:
(1) execute for and on behalf of the undersigned, in the
undersigned capacity as an officer and/or director of
Odyssey Marine Exploration, Inc. (the Company),
Forms 3, 4 and 5 in accordance with Section 16(a) of
the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to complete and execute any such Forms 3, 4 and 5
and timely file such form with the United States Securities
and Exchange Commission and any stock exchange
or similar authority; and
(3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned,
it being understood that the documents executed by
such attorney-in-fact on behalf of the undersigned
pursuant to this power of attorney shall be in such form
and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact
discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be
done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with
full power of substitution or revocation, hereby ratifying
and confirming all that such attorney-in-fact, or such
attorney-in-fact substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company
assuming, any of the undersigned responsibilities to comply
with Section 16 of the Securities Exchange Act of 1934.
This power of attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 26th day of August 2016.
Name: John Longley
/s/ John Longley
Signature
STATE OF FLORIDA
COUNTY OF HILLSBOROUGH
The foregoing instrument was acknowledged before me this
26th day of August, 2016 by John D. Longley, Jr. who is personally known to me.
[SEAL]
/s/ Robert A. Deknes, Jr.
Notary Public
My Commission #FF 114395
Expires July 7, 2018